Exhibit 99.1

Investor Relations Contact

Nicole Noutsios

NMN Advisors (for Ruckus Wireless)

ir@ruckuswireless.com

1+510-315-1003

Media Contact

Mark Priscaro

Ruckus Wireless

mark.priscaro@ruckuswireless.com

1+408-604-8531

Ruckus Wireless Reports Fourth Quarter and 2014 Financial Results

•	Fourth quarter revenue of $85.9 million, an increase of 17.6% year-over-year

•	2014 revenue of $326.9 million, an increase of 24.3% year-over-year

•	2014 non-GAAP operating income grew 92.8% year-over-year to 13.2%

•	2014 GAAP operating margin grew to 4.4% vs 0.1% in the prior year

SUNNYVALE, CA—February 10, 2015—Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its fourth quarter of 2014 ended December 31, 2014.

Financial Summary

Revenue for the fourth quarter of 2014 was $85.9 million, an increase of 17.6% from the fourth quarter of 2013. Our revenue for the quarter was impacted by delays in North America education spending as a result of anticipated E-Rate funding in 2015.

GAAP net income was $2.9 million for the fourth quarter of 2014, compared with $0.7 million for the fourth quarter of 2013. GAAP operating income was $3.2 million for the fourth quarter of 2014, compared with an operating loss of $0.2 million for the fourth quarter of 2013.

Non-GAAP net income for the fourth quarter of 2014 was $11.5 million, compared with $6.5 million for the fourth quarter of 2013. Non-GAAP operating income for the fourth quarter of 2014 was $11.8 million, compared with $7.0 million for the fourth quarter of 2013.

GAAP diluted net income per share was $0.03 for the fourth quarter of 2014, compared with $0.01 for the fourth quarter of 2013. Non-GAAP diluted net income per share was $0.12 for the fourth quarter of 2014, compared with $0.07 for the fourth quarter of 2013.

Revenue for 2014 was $326.9 million, an increase of 24.3% from 2013. GAAP net income was $8.2 million for 2014, compared with $1.8 million for 2013. GAAP operating income was $14.4 million for 2014, compared with $0.2 million for 2013.

Non-GAAP net income for 2014 was $42.0 million, compared with $21.2 million for 2013. Non-GAAP operating income for 2014 was $43.3 million, compared with $22.5 million for 2013.

GAAP diluted net income per share was $0.09 for 2014, compared with $0.02 for 2013. Non-GAAP diluted net income per share was $0.44 for 2014, compared with $0.22 for 2013.

“Looking back on 2014, we made great progress in growing sales, expanding both gross margin and operating margin, as well as increasing the cadence of new product introductions and innovations. For the year, we reported 24% revenue growth and almost doubled our non-GAAP operating income. We introduced a number of new and innovative products, expanding our solutions portfolio to include software and cloud service offerings.” said Selina Lo, president and chief executive officer, Ruckus Wireless. “Our new products and solutions have enabled us to expand our addressable market and grow market share, which should be key revenue drivers for us in 2015 and beyond.”

Business and Financial Highlights

•	The company reported 24.3% year-over-year revenue growth; Americas revenue grew 29.2%, APAC revenue grew 22.5% and EMEA revenue grew 16.7% over 2013.

•	Fourth quarter non-GAAP operating income grew 69.2% year-over-year to 13.8%; 2014 non-GAAP operating income grew 92.8% year-over-year to 13.2%.

•	Added 14 new service provider end-customers in the fourth quarter and approximately 60 in 2014, bringing the total service provider end-customer base to over 200.

•	Added approximately 4,000 enterprise end-customers in the fourth quarter and 15,000 in 2014, bringing the total enterprise end-customer base to over 48,000.

•	Introduced a collection of new Smart Wi-Fi technology software innovations that address the growing demand for higher quality carrier-class Wi-Fi calling.

•	Announced a partnership with Shenzhen Topway Video to build and deploy a large Smart Wi-Fi Municipal Area Network (MAN) across Shenzhen in China.

Guidance

For the first quarter of 2015 ending March 31, 2015, the Company expects:

•	Total revenue in the range of $84 million to $87 million; and

•	Non-GAAP diluted net income per share between $0.08 and $0.09 using approximately 98 million shares.

Conference Call Information

Ruckus Wireless is hosting a conference call for analysts and investors to discuss its fourth quarter and 2014 results and outlook for its first quarter of 2015 at 2:00 p.m. Pacific Daylight Time today, February 10, 2015. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 64242458. An archived version of the audio from the call will be available for at least thirty days on the Company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Ruckus Wireless’ financial expectations for the first quarter of 2015 and future periods and statements regarding growth drivers to the Company’s business, future customer deployments, future product offerings and addressable market expansion. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products and services, the lengthy sales cycle for service provider customers and delays in service provider implementations, unpredictable market conditions, risks associated with the deployment and adoption of new products and services, Ruckus Wireless’ limited experience as a cloud services provider, risks associated with Ruckus Wireless’ rapid growth, competition, technological change, product development delays, reliance on third parties, international operations, intellectual property litigation expense; and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Ruckus Wireless’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2014 and our quarterly report on Form 10-Q which was filed with the SEC on November 4, 2014. Ruckus Wireless’ SEC filings are available on the Company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares. We also provide projected first quarter 2015 non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expense. Stock-based compensation will recur in future periods.

Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock option exercises and restricted stock releases in order to provide a complete picture of the Company’s recurring core business operating results. Stock-based compensation will continue to be used as a method to compensate certain employees for the foreseeable future.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.

Legal settlement expense (benefit), net: We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.

Non-cash income tax expense (benefit): We have excluded non-cash income taxes, as the Company does not expect to pay any federal or state taxes in 2014 or 2015.

Our non-GAAP financial measures are described as follows:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.

Non-GAAP operating income and operating margin. Non-GAAP operating income is income from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets and legal settlement expense (benefit), net. Non-GAAP operating margin is non-GAAP operating income divided by revenue.

Non-GAAP net income and diluted income per share. Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, legal settlement expense (benefit), net and non-cash income tax expense (benefit). Non-GAAP diluted net income per share is non-GAAP net income divided by non-GAAP weighted-average diluted shares.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS

Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has over 48,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi.

For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue:
Product	$79,209	$68,512	$303,446	$245,935
Service	6,657	4,513	23,473	17,132

Total revenue	85,866	73,025	326,919	263,067

Cost of revenue:
Product	23,753	21,685	90,651	78,344
Service	3,384	2,598	12,454	9,844

Total cost of revenue	27,137	24,283	103,105	88,188

Gross profit	58,729	48,742	223,814	174,879
Operating expenses:
Research and development	20,457	16,803	77,164	61,783
Sales and marketing	26,232	21,664	98,634	79,185
General and administrative	8,810	10,460	33,622	33,752

Total operating expenses	55,499	48,927	209,420	174,720

Operating income (loss)	3,230	(185)	14,394	159
Interest income	66	47	199	187
Other expense, net	(153)	(127)	(463)	(456)

Income (loss) before income taxes	3,143	(265)	14,130	(110)
Income tax expense (benefit)	219	(981)	5,940	(1,899)

Net income	$2,924	$716	$8,190	$1,789

Net income per share:
Basic	$0.03	$0.01	$0.10	$0.02

Diluted	$0.03	$0.01	$0.09	$0.02

Weighted average shares used in computing net income per share:
Basic	84,611	79,642	82,908	76,744

Diluted	94,316	93,158	93,668	93,361

RUCKUS WIRELESS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited, in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Gross Profit Reconciliation:
GAAP gross profit:	$58,729	$48,742	$223,814	$174,879
Stock-based compensation	328	243	1,092	818
Employer payroll tax associated with stock-based compensation	2	110	36	126
Amortization of intangible assets	705	330	2,320	1,320

Non-GAAP gross profit:	$59,764	$49,425	$227,262	$177,143

Gross Margin Reconciliation:
GAAP gross margin:	68.4%	66.7%	68.5%	66.5%
Stock-based compensation	0.4%	0.3%	0.3%	0.3%
Employer payroll tax associated with stock-based compensation	—%	0.2%	—%	—%
Amortization of intangible assets	0.8%	0.5%	0.7%	0.5%

Non-GAAP gross margin:	69.6%	67.7%	69.5%	67.3%

Operating Income Reconciliation:
GAAP operating income (loss):	$3,230	$(185)	$14,394	$159
Stock-based compensation	7,725	5,886	26,594	19,115
Employer payroll tax associated with stock-based compensation	152	500	754	1,415
Amortization of intangible assets	705	330	2,320	1,320
Legal settlement expense (benefit), net	—	450	(760)	450

Non-GAAP operating income:	$11,812	$6,981	$43,302	$22,459

Operating Margin Reconciliation:
GAAP operating margin (loss):	3.8%	(0.3)%	4.4%	0.1%
Stock-based compensation	9.0%	8.1%	8.1%	7.2%
Employer payroll tax associated with stock-based compensation	0.2%	0.7%	0.2%	0.5%
Amortization of intangible assets	0.8%	0.5%	0.7%	0.5%
Legal settlement expense (benefit), net	—%	0.6%	(0.2)%	0.2%

Non-GAAP operating margin:	13.8%	9.6%	13.2%	8.5%

Net Income Reconciliation:
GAAP net income:	$2,924	$716	$8,190	$1,789
Stock-based compensation	7,725	5,886	26,594	19,115
Employer payroll tax associated with stock-based compensation	152	500	754	1,415
Amortization of intangible assets	705	330	2,320	1,320
Legal settlement expense (benefit), net	—	450	(760)	450
Non-cash income tax expense (benefit)	37	(1,345)	4,914	(2,905)

Non-GAAP net income:	$11,543	$6,537	$42,012	$21,184

Non-GAAP diluted net income per share:	$0.12	$0.07	$0.44	$0.22
Shares used in computing Non-GAAP Net Income per share Reconciliation
Weighted-average shares used in calculating GAAP diluted net income per share	94,316	93,158	93,668	93,361
Additional dilutive securities for non-GAAP income	3,468	2,362	2,603	2,054

Weighted-average shares used in calculating non-GAAP diluted net income per share	97,784	95,520	96,271	95,415

RUCKUS WIRELESS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except par value)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$56,083	$91,282
Short-term investments	142,706	60,878
Accounts receivable, net of allowance for doubtful accounts of $800 and $400 as of December 31, 2014 and 2013, respectively	59,553	44,638
Inventories	21,064	16,748
Deferred costs	4,414	4,207
Deferred tax assets	6,205	7,715
Prepaid expenses and other current assets	5,367	5,227

Total current assets	295,392	230,695
Property and equipment, net	13,636	11,472
Goodwill	9,945	9,945
Intangible assets, net	7,351	9,671
Non-current deferred tax asset	21,166	15,317
Restricted cash	5,000	5,000
Other assets	1,504	1,122

Total assets	$353,994	$283,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,538	$19,131
Accrued compensation	13,765	11,759
Accrued liabilities	5,282	6,231
Deferred revenue	39,231	33,139

Total current liabilities	81,816	70,260
Non-current deferred revenue	10,554	7,098
Non-current deferred tax liabilities	596	854
Other non-current liabilities	1,379	1,161

Total liabilities	94,345	79,373
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of December 31, 2014 and 2013; 85,110 and 80,691 shares issued and outstanding at December 31, 2014 and 2013, respectively	85	81
Additional paid-in capital	273,276	225,575
Accumulated other comprehensive loss	(97)	(2)
Accumulated deficit	(13,615)	(21,805)

Total stockholders’ equity	259,649	203,849

Total liabilities and stockholders’ equity	$353,994	$283,222

RUCKUS WIRELESS, INC.

Summary of Cash Flows

(unaudited, in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$5,223	$9,162	$36,726	$28,568
Net cash provided by (used in) investing activities	(74,163)	4,835	(93,036)	(82,948)
Net cash provided by financing activities	8,187	6,632	21,111	12,276

Net increase (decrease) in cash and cash equivalents	$(60,753)	$20,629	$(35,199)	$(42,104)